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                                                                   EXHIBIT 23(a)




                         Consent of Independent Auditors

The Board of Directors
Source One Mortgage Services Corporation

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-13027) pertaining to the Source One Mortgage Services Corporation Employee Stock Ownership and 401(k) Savings Plan of our report dated June 26, 1998, with respect to the financial statements and schedules of the Source One Mortgage Services Corporation Employee Stock Ownership and 401(k) Savings Plan in this Annual Report (Form 11-K) for the year ended December 31, 1997.


                                                    /s/ KPMG Peat Marwick LLP



Detroit, Michigan
June 29, 1998